February 2024

Preliminary Pricing Supplement No. 968

Registration Statement Nos. 333-275587; 333-275587-01

Dated February 7, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities due May 23, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the closing price of each of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust, which we refer to as the underlying shares, is at or above its coupon barrier level of 75% of its respective initial share price on the related observation date. If, however, the closing price of either of the underlying shares is less than its coupon barrier level on any observation date, we will pay no interest for the related monthly period. In addition, starting six months after the original issue date, the securities will be automatically redeemed if the closing price of each of the underlying shares is greater than or equal to its respective initial share price on any of the monthly redemption determination dates for the early redemption payment equal to the sum of the stated principal amount plus the related contingent monthly coupon. At maturity, if the securities have not previously been redeemed and the final share price of each of the underlying shares has remained greater than or equal to 75% of the respective initial share price, which we refer to as the downside threshold level, on each trading day during the term of the securities, the payment at maturity will be the stated principal amount and the related contingent monthly coupon. If, however, the final share price of either of the underlying shares is less than its respective downside threshold level on any trading day during the term of the securities, a trigger event will have occurred and investors will be fully exposed to the decline in the worst performing underlying shares on a 1-to-1 basis and, if the final share price of either of the underlying shares is less than its initial share price, investors will receive a payment at maturity that is less than the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly coupons throughout the 1.25-year term of the securities. Because all payments on the securities are based on the worst performing underlying shares, a decline beyond the respective coupon barrier level or respective downside threshold level, as applicable, of either of the underlying shares will result in few or no contingent coupon payments and a potentially significant loss of your investment, even if the other underlying shares has appreciated or has not declined as much. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no monthly coupons over the entire 1.25-year term, with no possibility of being called out of the securities until after the initial 6-month non-call period. Investors will not participate in any appreciation of either of the underlying shares. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying shares:	Invesco QQQ TrustSM, Series 1 (the “QQQ Shares”) and the SPDR® S&P 500® ETF Trust (the “SPY Shares”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	February 20, 2024
Original issue date:	February 23, 2024 (3 business days after the pricing date)
Maturity date:	May 23, 2025
Early redemption:

The securities are not subject to automatic early redemption until six months after the original issue date. Following this initial six-month non-call period, if, on any of the redemption determination dates, beginning on August 20, 2024, the closing price of each of the underlying shares is greater than or equal to its respective initial share price, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the closing price of either of the underlying shares is below its respective initial share price on the related redemption determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent monthly coupon with respect to the related observation date.
Contingent monthly coupon:

A contingent coupon at an annual rate of at least 7.15% (corresponding to at least approximately $5.958 per month per security, to be determined on the pricing date) will be paid on the securities on each coupon payment date but only if the closing price of each of the underlying shares is at or above its respective coupon barrier level on the related observation date.

If, on any observation date, the closing price of either of the underlying shares is less than the respective coupon barrier level for such underlying share, we will pay no coupon for the applicable monthly period. It is possible that one or both underlying shares will remain below their respective coupon barrier levels for extended periods of time or even throughout the entire 1.25-year term of the securities so that you will receive few or no contingent monthly coupons.

Trigger event:

A trigger event occurs if, on any trading day from but excluding the pricing date to and including the final observation date, the closing price of either of the underlying shares is less than its respective downside threshold level. If a trigger event occurs on any trading day during the term of the securities, you will be exposed to the downside performance of the worst performing underlying shares at maturity.

Payment at maturity:

At maturity, investors will receive, in addition to the final contingent monthly coupon payment, if payable, a payment at maturity determined as follows:

If a trigger event HAS NOT occurred on any trading day from but excluding the pricing date to and including the final observation date: the stated principal amount

If a trigger event HAS occurred on any trading day from but excluding the pricing date to and including the final observation date: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying shares, subject to a maximum payment at maturity of the stated principal amount.

If a trigger event occurs and the final share price of either of the underlying shares is less than its initial share price, the payment at maturity will be less than the stated principal amount of the securities and could be zero.

Under no circumstances will investors participate in any appreciation of either of the underlying shares.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $968.00 per security, or within $35.00 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$	$
Total	$	$	$

(1)Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $ for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)See “Use of proceeds and hedging” on page 32.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 13.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2023  Index Supplement dated November 16, 2023 Prospectus dated November 16, 2023

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due May 23, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Terms continued from previous page:
Redemption determination dates:

Beginning after six months, monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-trading days and certain market disruption events.

Early redemption dates:

Beginning on August 23, 2024, monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that early redemption payment will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.

Coupon barrier level:	With respect to the QQQ Shares: $ , which is 75% of its initial share price With respect to the SPY Shares: $ , which is 75% of its initial share price
Downside threshold level:	With respect to the QQQ Shares: $ , which is 75% of its initial share price With respect to the SPY Shares: $ , which is 75% of its initial share price
Initial share price:	With respect to the QQQ Shares: $ , which is its closing price on the pricing date With respect to the SPY Shares: $ , which is its closing price on the pricing date
Final share price:	With respect to each of the underlying shares, the respective closing price on the final observation date
Closing price:

With respect to the QQQ Shares, on any trading day, the closing price of one QQQ Share on such day times the adjustment factor on such day

With respect to the SPY Shares, on any trading day, the closing price of one SPY Share on such day times the adjustment factor on such day

Worst performing underlying shares:	The underlying shares with the larger percentage decrease from the respective initial share price to the respective final share price
Share performance factor:	Final share price divided by the initial share price
Coupon payment dates:

Monthly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Redemption Dates” below; provided that if any such day is not a business day, that contingent monthly coupon, if any, will be paid on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day; provided further that the contingent monthly coupon, if any, with respect to the final observation date will be paid on the maturity date

Observation dates:

Monthly, as set forth under “Observation Dates, Coupon Payment Dates and Redemption Dates” below, subject to postponement for non-trading days, as applicable, and certain market disruption events. We also refer to May 20, 2025 as the final observation date.

Adjustment factor:	With respect to each of the underlying shares, 1.0, subject to adjustment in the event of certain events affecting such underlying shares
CUSIP / ISIN:	61771WYP7 / US61771WYP75
Listing:	The securities will not be listed on any securities exchange.

Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Redemption Dates

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Redemption Dates
March 20, 2024*	March 25, 2024*
April 22, 2024*	April 25, 2024*
May 20, 2024*	May 23, 2024*
June 20, 2024*	June 25, 2024*
July 22, 2024*	July 25, 2024*
August 20, 2024	August 23, 2024
September 20, 2024	September 25, 2024
October 21, 2024	October 24, 2024
November 20, 2024	November 25, 2024
December 20, 2024	December 26, 2024
January 21, 2025	January 24, 2025
February 20, 2025	February 25, 2025
March 20, 2025	March 25, 2025
April 21, 2025	April 24, 2025
May 20, 2025 (final observation date)	May 23, 2025 (maturity date)

*The securities are not subject to automatic early redemption until the sixth coupon payment date, which is August 23, 2024.

February 2024 Page 2

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due May 23, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

Contingent Income Auto-Callable Securities due May 23, 2025, with 6-Month Initial Non-Call Period All Payments on the Securities Based on the Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the closing price of each of the underlying shares is at or above 75% of its initial share price, which we refer to as the respective coupon barrier level, on the related observation date. If the closing price of either of the underlying shares is less than its respective coupon barrier level on any observation date, we will pay no coupon for the related monthly period. It is possible that the closing price of either of the underlying shares could remain below the respective coupon barrier level for extended periods of time or even throughout the entire 1.25-year term of the securities so that you will receive few or no contingent monthly coupons during the term of the securities. We refer to these coupons as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if both underlying shares were to be at or above their respective coupon barrier levels on some monthly observation dates, one or both underlying shares may fluctuate below the respective coupon barrier level(s) on others. In addition, if the securities have not been automatically called prior to maturity and the closing price of either of the underlying shares is less than 75% of the respective initial share price, which we refer to as the downside threshold level, on any trading day during the term of the securities, a trigger event will have occurred and investors will be fully exposed to the decline in the worst performing underlying shares on a 1-to-1 basis and, if the final share price of either of the underlying shares is less than its initial share price, investors will receive a payment at maturity that is less than the stated principal amount of the securities and could be zero. Investors will not participate in any appreciation of either of the underlying shares. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly coupons throughout the entire 1.25-year term of the securities.

Maturity:	1.25 years
Contingent monthly coupon:

A contingent monthly coupon at an annual rate of at least 7.15% (corresponding to at least approximately $5.958 per month per security, to be determined on the pricing date) will be paid on the securities on each coupon payment date but only if the closing price of each of the underlying shares is at or above its respective coupon barrier level on the related observation date. If on any observation date, the closing price of either of the underlying shares is less than its respective coupon barrier level, we will pay no coupon for the applicable monthly period.

Automatic early redemption beginning after six months:

If the closing price of each of the underlying shares is greater than or equal to its initial share price on any of the monthly redemption determination dates, beginning on August 20, 2024 (approximately six months after the original issue date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date.

Trigger event:

A trigger event occurs if, on any trading day from but excluding the pricing date to and including the final observation date, the closing price of either of the underlying shares is less than its respective downside threshold level. If a trigger event occurs on any trading day during the term of the securities, investors will be exposed to the downside performance of the worst performing underlying shares at maturity.

Payment at maturity:

At maturity, investors will receive, in addition to the final contingent monthly coupon payment, if payable, a payment at maturity determined as follows:

If a trigger event HAS NOT occurred on any trading day from but excluding the pricing date to and including the final observation date, investors will receive at maturity the stated principal amount.

If a trigger event HAS occurred on any trading day from but excluding the pricing date to and including the final observation date, investors will receive a payment at

February 2024 Page 3

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due May 23, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

maturity equal to: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying shares, subject to a maximum payment at maturity of the stated principal amount.

If a trigger event occurs and the final share price of either of the underlying shares is less than its initial share price, the payment at maturity will be less than the stated principal amount of the securities and could be zero.

Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. Investors will not participate in any appreciation of either of the underlying shares.

February 2024 Page 4

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due May 23, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $968.00, or within $35.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent monthly coupon rate, the coupon barrier levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

February 2024 Page 5

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due May 23, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the closing price of each of the underlying shares is at or above its respective coupon barrier level on the related observation date. The securities have been designed for investors who are willing to forgo market floating interest rates and accept the risk of receiving no coupon payments for the entire 1.25-year term of the securities in exchange for an opportunity to earn interest at a potentially above market rate if both of the underlying shares close at or above their respective coupon barrier levels on each monthly observation date until the securities are redeemed early or reach maturity. The following scenarios are for illustrative purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent coupon may be payable in none of, or some but not all of, the monthly periods during the 1.25-year term of the securities and the payment at maturity may be less than the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, each of the underlying shares closes at or above its coupon barrier level on some monthly observation dates, but one or both underlying shares closes below the respective coupon barrier level(s) on the others. Investors receive the contingent monthly coupon for the monthly periods for which the closing price of each of the underlying shares is at or above the coupon respective barrier level on the related observation date, but not for the monthly periods for which the closing price of either of the underlying shares is below the respective coupon barrier level on the related observation date.

Starting on August 20, 2024 (approximately six months after the original issue date), when each of the underlying shares closes at or above its initial share price on a monthly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent monthly coupon with respect to the related observation date.

Scenario 2: The securities are not redeemed prior to maturity and investors receive principal back at maturity

This scenario assumes that a trigger event has not occurred, as each of the underlying shares has closed at or above the respective downside threshold level on each trading day during the term of the securities. In addition, each of the underlying shares closes below the respective initial share price on every monthly redemption determination date. Consequently, the securities are not automatically redeemed, and investors receive the contingent monthly coupon for each monthly period, as each closing price was at or above the respective coupon barrier level on each observation date. Because a trigger event has not occurred on any trading day during the term of the securities, at maturity, investors will receive the stated principal amount and the contingent monthly coupon with respect to the final observation date.

February 2024 Page 6

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due May 23, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, a trigger event occurs on any trading day during the term of the securities and investors suffer a loss of principal at maturity

This scenario assumes that each of the underlying shares closes at or above its respective coupon barrier level on some monthly observation dates, but one or both of the underlying shares closes below the respective coupon barrier level(s) on the others, and each of the underlying shares closes below the respective initial share price on every monthly redemption determination date. Consequently, the securities are not automatically redeemed and a trigger event will have occurred. Investors receive the contingent monthly coupon for the monthly periods for which each closing price is at or above the respective coupon barrier level on the related observation date, but not for the monthly periods for which either closing price is below the respective coupon barrier level on the related observation date. On the final observation date, one or both of the underlying shares close below the respective initial share price(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying shares. Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero.

If a trigger event occurs on any trading day during the term of the securities, investors will have full downside exposure to the worst performing underlying shares at maturity. Under these circumstances, if the final share price of either of the underlying shares is less than its respective initial share price, investors will lose some or all of their investment in the securities.

February 2024 Page 7

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due May 23, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing prices on each monthly observation date, (2) the closing prices on each monthly redemption determination date (starting after six months), (3) whether or not a trigger event occurs and (4) the final share prices. Please see “Hypothetical Examples” beginning on page 10 for illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Monthly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption (Starting after six months)

February 2024 Page 8

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due May 23, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 10.

February 2024 Page 9

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due May 23, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent monthly coupon is paid with respect to an observation date and how to calculate the payment at maturity if the securities have not been automatically redeemed early. The following examples are for illustrative purposes only. Whether you receive a contingent monthly coupon will be determined by reference to the closing price of each of the underlying shares on each monthly observation date, and the amount you will receive at maturity, if any, will be determined by reference to the closing price of each of the underlying shares throughout the term of the securities. The actual initial share price, coupon barrier level and downside threshold level for each of the underlying shares will be determined on the pricing date. All payments on the securities, if any, are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following terms:

Hypothetical Contingent Monthly Coupon:

7.15% per annum (corresponding to approximately $5.958 per month per security)*

With respect to each coupon payment date, a contingent monthly coupon is paid but only if the closing price of each of the underlying shares is at or above its respective coupon barrier level on the related observation date.

Automatic Early Redemption (starting after six months):

If the closing price of each of the underlying shares is greater than or equal to its initial share price on any of the monthly redemption determination dates, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date.

Trigger event:

A trigger event occurs if, on any trading day from but excluding the pricing date to and including the final observation date, the closing price of either of the underlying shares is less than its respective downside threshold level. If a trigger event occurs on any trading day during the term of the securities, investors will be exposed to the downside performance of the worst performing underlying shares at maturity.

Payment at Maturity (if the securities have not been automatically redeemed early):

At maturity, investors will receive, in addition to the final contingent monthly coupon payment, if payable, a payment at maturity determined as follows:

If a trigger event HAS NOT occurred on any trading day from but excluding the pricing date to and including the final observation date: the stated principal amount

If a trigger event HAS occurred on any trading day from but excluding the pricing date to and including the final observation date: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying shares, subject to a maximum payment at maturity of the stated principal amount.

If a trigger event occurs and the final share price of either of the underlying shares is less than its initial share price, the payment at maturity will be less than the stated principal amount of the securities and could be zero.

Under no circumstances will investors participate in any appreciation of either of the underlying shares.

Stated Principal Amount:	$1,000
Hypothetical Initial Share Price:	With respect to the QQQ Shares: $370.00 With respect to the SPY Shares: $350.00
Hypothetical Coupon Barrier Level:	With respect to the QQQ Shares: $277.50, which is 75% of its hypothetical initial share price With respect to the SPY Shares: $262,50, which is 75% of its hypothetical initial share price
Hypothetical Downside Threshold Level:	With respect to the QQQ Shares: $277.50, which is 75% of its hypothetical initial share price With respect to the SPY Shares: $262,50, which is 75% of its hypothetical initial share price

* The actual contingent monthly coupon will be an amount determined by the calculation agent based on the actual contingent monthly coupon rate and the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent monthly coupon of $5.958 is used in these examples for ease of analysis.

February 2024 Page 10

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due May 23, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

How to determine whether a contingent monthly coupon is payable with respect to an observation date:

	Closing Price		Contingent Monthly Coupon
	QQQ Shares	SPY Shares
Hypothetical Observation Date 1	$283.00 (at or above coupon barrier level)	$285.00 (at or above coupon barrier level)	$5.958
Hypothetical Observation Date 2	$194.00 (below coupon barrier level)	$317.00 (at or above coupon barrier level)	$0
Hypothetical Observation Date 3	$317.00 (at or above coupon barrier level)	$184.00 (below coupon barrier level)	$0
Hypothetical Observation Date 4	$167.00 (below coupon barrier level)	$156.00 (below coupon barrier level)	$0

On hypothetical observation date 1, both the QQQ Shares and SPY Shares close at or above their respective coupon barrier levels. Therefore a contingent monthly coupon of $5.958 is paid on the relevant coupon payment date.

On each of the hypothetical observation dates 2 and 3, one of the underlying shares closes at or above its coupon barrier level, but the other underlying shares closes below its coupon barrier level. Therefore, no contingent monthly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each of the underlying shares closes below its respective coupon barrier level, and, accordingly, no contingent monthly coupon is paid on the relevant coupon payment date.

You will not receive a contingent monthly coupon on any coupon payment date if the closing price of either of the underlying shares is below its respective coupon barrier level on the related observation date.

How to calculate the payment at maturity (if the securities have not been automatically redeemed early):

Example 1: A trigger event HAS NOT occurred.

Final Share Price		QQQ Shares: $458.00
		SPY Shares: $440.00
Payment at Maturity	=	$1,000.00 + $5.958 (contingent monthly coupon for the final monthly period)
	=	$1,005.958

In example 1, the closing prices of both the QQQ Shares and SPY Shares are at or above their respective downside threshold levels on each trading day during the term of the securities. Therefore, a trigger event has not occurred and investors receive at maturity the stated principal amount of the securities and the contingent monthly coupon with respect to the final observation date. However, investors do not participate in any appreciation of either of the underlying shares.

Example 2: A trigger event HAS occurred.

Final Share Price	QQQ Shares: $296.00
SPY Shares: $300.00

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due May 23, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Payment at Maturity	=	$5.958 (contingent monthly coupon for the final monthly period) + [$1,000 x share performance factor of the worst performing underlying shares, subject to a maximum of the stated principal amount]
	=	$5.958 + [$1,000 x ($296.00 / $370.00)]
	=	$805.958

In example 2, the closing price of one of the underlying shares is at or above its downside threshold level on each trading day during the term of the securities, but the closing price of the other underlying shares is below its downside threshold level on one or more trading days during the term of the securities. The final share prices of both the QQQ Shares and the SPY Shares are at or above their respective coupon barrier levels on the final observation date. However, because a trigger event has occurred, investors are exposed to the downside performance of the worst performing underlying shares at maturity, even though one of the underlying shares has appreciated. Because the final share price of each of the underlying shares is greater than its respective coupon barrier level, investors receive the contingent monthly coupon with respect to the final observation date. The payment at maturity is an amount equal to the contingent monthly coupon with respect to the final observation date plus (i) the stated principal amount times (ii) the share performance factor of the worst performing underlying shares.

Example 3: A trigger event HAS occurred.

Final Share Price		QQQ Shares: $222.00
SPY Shares: $140.00
Payment at Maturity	=	$1,000 x share performance factor of the worst performing underlying shares
	=	$1,000 x ($140.00 / $350.00) = $400
	=	$400

In example 3, the closing prices of both the QQQ Shares and SPY Shares are below their respective downside threshold levels on one or more trading days during the term of the securities. Therefore, a trigger event has occurred, and investors are exposed to the downside performance of the worst performing underlying shares at maturity. Because the final price of one or both of the underlying shares is below the respective coupon barrier levels, investors do not receive the contingent monthly coupon with respect to the final observation date. The payment at maturity is an amount equal to the stated principal amount times the share performance factor of the worst performing underlying shares.

If a trigger event occurs on any trading day during the term of the securities, investors will have full downside exposure to the worst performing underlying shares at maturity. Under these circumstances, if the final share price of either of the underlying shares is less than its respective initial share price, investors will lose some or all of their investment in the securities.

February 2024 Page 12

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due May 23, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the repayment of any principal. If the securities have not been automatically redeemed prior to maturity and the closing price of either of the underlying shares is less than its respective downside threshold level on any trading day during the term of the securities, a trigger event will have occurred and you will be exposed to the decline in the closing price of the worst performing underlying shares, as compared to its initial share price, on a 1-to-1 basis at maturity. If a trigger event occurs on any trading day during the term of the securities, investors will have full downside exposure to the worst performing underlying shares at maturity. Under these circumstances, if the final share price of either of the underlying shares is less than its respective initial share price, investors will lose some or all of their investment in the securities. In this case, you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying shares, subject to a maximum payment at maturity of the stated principal amount. In this case, the payment at maturity will be less than the stated principal amount and could be zero.

￭The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the closing price of each of the underlying shares is at or above 75% of its respective initial share price, which we refer to as the coupon barrier level, on the related observation date. If, on the other hand, the closing price of either of the underlying shares is lower than the coupon barrier level for such underlying on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. Moreover, in such a case, a trigger event will necessarily have occurred, and you will have full downside exposure to the worst performing underlying shares at maturity. It is possible that the closing price of one or both of the underlying shares will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire 1.25-year term of the securities so that you will receive few or no contingent monthly coupons. If you do not earn sufficient contingent monthly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent monthly coupon, if any, is based on the value of each of the underlying shares on only the related monthly observation date at the end of the related interest period. Whether the contingent monthly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the closing price of each of the underlying shares on the relevant monthly observation date. As a result, you will not know whether you will receive the contingent monthly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent monthly coupon is based solely on the value of both of the underlying shares on monthly observation dates, if the closing price of either of the underlying shares on any observation date is below the coupon barrier level for such index, you will receive no coupon for the related interest period, even if the level of such underlying was at or above its respective coupon barrier level on other days during that interest period and even if the closing price of the other underlying is at or above the coupon barrier level for such index.

￭Investors will not participate in any appreciation in either of the underlying shares. Regardless of whether or not a trigger event occurs, investors will not participate in any appreciation in either of the underlying shares from the initial share price for such underlying shares, and the return on the securities will be limited to the contingent monthly coupons, if any, that are paid with respect to each observation date on which the closing price of each of the underlying shares is greater than or equal to its respective coupon barrier level.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity, upon early redemption or on any coupon payment date, and therefore you

February 2024 Page 13

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due May 23, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each of the underlying shares on any trading day, including in relation to its respective coupon barrier level and downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlying shares and of the stocks composing their respective share underlying indices,

owhether a trigger event has occurred on any trading day during the term of the securities,

owhether the closing price of either of the underlying shares has been below its respective coupon barrier level on any observation date,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying shares or securities markets generally and which may affect the value of the underlying shares, odividend rates on the stocks constituting the share underlying indices,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlying shares and changes in the constituents of the underlying shares,

othe occurrence of certain events affecting the underlying shares that may or may not require an adjustment to the adjustment factors, and oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if either of the underlying shares has closed near or below its coupon barrier level and downside threshold level, the market value of the securities is expected to decrease substantially, and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

You cannot predict the future performance of either of the underlying shares based on its historical performance. The prices of one or both of the underlying shares may decrease and be below the coupon barrier level on each observation date so that you will receive no return on your investment, and one or both underlying shares may close below the respective downside threshold level(s) on any trading day during the term of the securities so that you are exposed to

February 2024 Page 14

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due May 23, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

the negative performance of the worst performing underlying shares at maturity. There can be no assurance that the closing price of each of the underlying shares will be at or above the respective coupon barrier level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or that it will be at or above its respective downside threshold level on each trading day during the term of the securities so that you do not suffer a loss on your initial investment in the securities. See “Invesco QQQ TrustSM, Series 1 Overview” and “SPDR® S&P 500® ETF Trust Overview” below.

￭Not equivalent to investing in the underlying shares or the stocks composing the share underlying indices. Investing in the securities is not equivalent to investing in the underlying shares, the share underlying indices or the stocks that constitute the share underlying indices. Investors in the securities will not participate in any positive performance of either of the underlying shares, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying indices.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first six months of the term of the securities.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 1.25-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due May 23, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying shares and the share underlying indices), including trading in the underlying shares. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the underlying shares and other financial instruments related to the underlying shares and the share underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price of either of the underlying shares, and, therefore, could increase (i) the value at or above which such underlying shares must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying shares), (ii) the coupon barrier level for such underlying shares, which is the value at or above which the underlying shares must close on the observation dates in order for you to earn a contingent monthly coupon (depending also on the performance of the other underlying shares), and (iii) the downside threshold level for such underlying shares, which is the value at or above which such underlying shares must close on each trading day, as applicable, during the term of the securities so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares). Additionally, such hedging or trading activities during the term of the securities could affect the value of an underlying throughout the term of the securities, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlying shares).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share price, the coupon barrier level and the downside threshold level for each of the underlying shares, whether you receive a contingent monthly coupon on each coupon payment date and/or at maturity, whether the securities will be redeemed on any early redemption date, whether a trigger event has occurred, the payment at maturity, if any, and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of the closing price in the event of a market disruption event. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see "Description of Auto-Callable Securities—Postponement of Determination Dates," "—Alternate Exchange Calculation in Case of an Event of Default,” "—Discontinuance of the Underlying Shares of an Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of Calculation,” and "—Calculation Agent and Calculations" in the accompanying product supplement In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal

February 2024 Page 16

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due May 23, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of both underlying shares, with respect to both the contingent monthly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of both of the underlying shares. Rather, it will be contingent upon the independent performance of each of the underlying shares. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both of the underlying shares. Poor performance by either of the underlying shares over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying shares. To receive any contingent monthly coupons, each of the underlying shares must close at or above its respective coupon barrier level on the applicable observation date. In addition, if the securities have not been automatically redeemed early and the closing price of either of the underlying shares is less than its respective downside threshold level on any trading day during the term of the securities, a trigger event will have occurred and you will be fully exposed to the decline in the worst performing underlying shares over the term of the securities on a 1-to-1 basis, even if the other underlying shares has appreciated or has not declined as much, and even if the worst performing underlying shares is not the underlying shares that originally caused the occurrence of the trigger event. Under this scenario, the value of any such payment will be less than the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of both of the underlying shares.

￭Because the securities are linked to the performance of the worst performing underlying shares, you are exposed to greater risks of receiving no contingent monthly coupons and sustaining a significant loss on your investment than if the securities were linked to just one of the underlying shares. The risk that you will not

February 2024 Page 17

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due May 23, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

receive any contingent monthly coupons, or that you will suffer a loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one of the underlying shares. With two underlying shares, it is more likely that either of the underlying shares will close below its coupon barrier level on any observation date, or below its downside threshold level on any trading day during the term of the securities, which would constitute a trigger event, than if the securities were linked to just one of the underlying shares. Therefore, it is more likely that you will not receive any contingent monthly coupons and that you will suffer a loss on your investment. In addition, because both of the underlying shares must close above its initial share price on a monthly determination date in order for the securities to be called prior to maturity, the securities are less likely to be called on any redemption determination date than if the securities were linked to just one of the underlying shares.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that can affect the underlying shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

￭Adjustments to the underlying shares or the indices tracked by the underlying shares could adversely affect the value of the securities. The investment advisor to both of the underlying shares (Invesco Capital Management LLC for the QQQ Shares and State Street Global Advisors for the SPY Shares) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying indices. Pursuant to its investment strategy or otherwise, the investment advisor may add, delete or substitute the stocks composing the respective underlying shares. Any of these actions could adversely affect the price of the respective underlying shares and, consequently, the value of the securities. The publishers of the share underlying indices are responsible for calculating and maintaining the share underlying indices. The publishers may add, delete or substitute the securities constituting the share underlying indices or make other methodological changes that could change the value of the share underlying indices, and, consequently, the price of the underlying shares and the value of the securities. The publishers of the share underlying indices may discontinue or suspend calculation or publication of a share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

￭The performance and market price of any of the underlying shares, particularly during periods of market volatility, may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. The underlying shares do not fully replicate their respective share underlying indices, and each may hold securities that are different than those included in its respective share underlying index.  In addition, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices.  All of these factors may lead to a lack of correlation between the performance of each of the underlying shares and its respective share underlying index.  In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlying shares may impact the variance between the performance of each of the underlying shares and its respective share underlying index.  Finally, because the shares of each of the underlying shares are traded on  an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying each of the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of each underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each underlying share or the level of its respective share underlying index.

For all of the foregoing reasons, the performance of each of the underlying shares may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share

February 2024 Page 18

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due May 23, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

underlying index or the net asset value per share of such underlying shares.  Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final observation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of each of the underlying shares on the final observation date, even if any of the underlying shares is underperforming its respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlying shares.

February 2024 Page 19

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due May 23, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Invesco QQQ TrustSM, Series 1 Overview

The Invesco QQQ TrustSM, Series 1, is an exchange-traded fund managed by Invesco Capital Management LLC, which seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Nasdaq-100 Index®. Effective June 4, 2018, the name of the fund was changed from PowerShares QQQ TrustSM, Series 1, to its current name, and effective on or about June 4, 2018, the name of the sponsor of the Invesco QQQ TrustSM, Series 1, was changed to Invesco Capital Management LLC. It is possible that this fund may not fully replicate the performance of the Nasdaq-100 Index® due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by Invesco QQQ TrustSM, Series 1 pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-61001 and 811-08947, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Invesco QQQ TrustSM, Series 1 is accurate or complete.

Information as of market close on February 6, 2024:

Bloomberg Ticker Symbol:	QQQ UQ	52 Week High (on 2/2/2024):	$429.01
Current Share Price:	$427.59	52 Week Low (on 3/10/2023):	$288.55
52 Weeks Ago:	$303.59

The following graph sets forth the daily closing prices of the QQQ Shares for the period from January 1, 2019 through February 6, 2024. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the QQQ Shares for each quarter in the same period. The closing price of the QQQ Shares on February 6, 2024 was $427.59. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The QQQ Shares have at times experienced periods of high volatility, and you should not take the historical closing prices of the QQQ Shares as an indication of their future performance.

QQQ Shares Daily Closing Prices January 1, 2019 to February 6, 2024

* The red solid line indicates both the coupon barrier level and the downside threshold level, each of which is 75% of the initial share price.

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All Payments on the Securities Based on the Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

Invesco QQQ TrustSM, Series 1 (CUSIP 46090E103)	High ($)	Low ($)	Period End ($)
2019
First Quarter	182.57	149.82	179.66
Second Quarter	191.11	170.12	186.74
Third Quarter	195.29	180.73	188.81
Fourth Quarter	213.79	184.05	212.61
2020
First Quarter	236.98	169.30	190.40
Second Quarter	248.84	182.31	247.60
Third Quarter	302.76	250.49	277.84
Fourth Quarter	313.74	269.38	313.74
2021
First Quarter	336.45	299.94	319.13
Second Quarter	354.99	316.89	354.43
Third Quarter	382.11	354.57	357.96
Fourth Quarter	403.99	352.62	397.85
2022
First Quarter	401.68	318.17	362.54
Second Quarter	369.30	271.39	280.28
Third Quarter	333.06	267.26	267.26
Fourth Quarter	293.72	260.10	266.28
2023
First Quarter	320.93	261.58	320.93
Second Quarter	370.26	309.99	369.42
Third Quarter	385.74	354.21	358.27
Fourth Quarter	411.50	343.66	409.52
2024
First Quarter (through February 6, 2024)	429.01	396.28	427.59

This document relates only to the securities offered hereby and does not relate to the QQQ Shares. We have derived all disclosures contained in this document regarding Invesco QQQ TrustSM, Series 1 from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Invesco QQQ TrustSM, Series 1. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Invesco QQQ TrustSM, Series 1 is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the QQQ Shares (and therefore the price of the QQQ Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Invesco QQQ TrustSM, Series 1 could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the QQQ Shares.

We and/or our affiliates may presently or from time to time engage in business with Invesco QQQ TrustSM, Series 1. In the course of such business, we and/or our affiliates may acquire non-public information with respect to Invesco QQQ TrustSM, Series 1, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the QQQ Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of Invesco QQQ TrustSM, Series 1 as in your judgment is appropriate to make an informed decision with respect to an investment linked to the QQQ Shares.

The securities are not sponsored, endorsed, sold, or promoted by Invesco QQQ TrustSM, Series 1. Invesco QQQ TrustSM, Series 1 makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. Invesco QQQ TrustSM, Series 1 has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Nasdaq-100 Index® The Nasdaq-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The Nasdaq Stock Market LLC (the “Nasdaq”). The Nasdaq-100 Index® includes companies across a variety of major industry groups. At any moment in time, the value of the Nasdaq-100 Index® equals the aggregate value of the then-current Nasdaq-100 Index® share weights of each of the Nasdaq-100 Index® component securities, which are based on the total shares outstanding of each such Nasdaq-100 Index® component

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Principal at Risk Securities

security, multiplied by each such security’s respective last sale price on the Nasdaq (which may be the official closing price published by the Nasdaq), and divided by a scaling factor, which becomes the basis for the reported Nasdaq-100 Index® value. For additional information about the Nasdaq-100 Index®, see the information set forth under “Nasdaq-100 Index®” in the accompanying index supplement.

February 2024 Page 22

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Principal at Risk Securities

SPDR® S&P 500® ETF Overview

The SPDR® S&P 500® ETF Trust (formerly SPDR Trust, Series 1), or SPY, formed by PDR Services LLC, is a unit investment trust registered under the Investment Company Act of 1940 that holds a portfolio of securities consisting of substantially all of the common stocks, in substantially the same weighting, as the S&P 500® Index. SPY seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P 500® Index. The SPDR® S&P 500® ETF Trust is managed by State Street Global Advisors Trust Company (“SSGA”), a registered investment company that consists of numerous separate investment portfolios, including the SPDR® S&P 500® ETF Trust. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by SSGA pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-46080 and 811-06125, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the SPDR® S&P 500® ETF Trust is accurate or complete.

Information as of market close on February 6, 2024:

Bloomberg Ticker Symbol:	SPY UP	52 Week High (on 2/2/2024):	$494.35
Current Share Price:	$493.98	52 Week Low (on 3/13/2023):	$385.36
52 Weeks Ago:	$409.83

The following graph sets forth the daily closing prices of the SPY Shares for the period from January 1, 2019 through February 6, 2024. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the SPY Shares for each quarter in the same period. The closing price of the SPY Shares on February 6, 2024 was $493.98. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The SPY Shares have at times experienced periods of high volatility, and you should not take the historical closing prices of the SPY Shares as an indication of their future performance.

SPY Shares Daily Closing Prices January 1, 2019 to February 6, 2024

* The red solid line indicates both the coupon barrier level and the downside threshold level, each of which is 75% of the initial share price.

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Principal at Risk Securities

SPDR® S&P 500® ETF Trust (CUSIP 78462F103)	High	Low	Period End
2019
First Quarter	284.73	244.21	282.48
Second Quarter	295.86	274.57	293.00
Third Quarter	302.01	283.82	296.77
Fourth Quarter	322.94	288.06	321.86
2020
First Quarter	338.34	222.95	257.75
Second Quarter	323.20	246.15	308.36
Third Quarter	357.70	310.52	334.89
Fourth Quarter	373.88	326.54	373.88
2021
First Quarter	397.26	368.79	396.33
Second Quarter	428.06	400.61	428.06
Third Quarter	453.19	424.97	429.14
Fourth Quarter	477.48	428.64	474.96
2022
First Quarter	477.71	416.25	451.64
Second Quarter	456.80	365.86	377.25
Third Quarter	429.70	357.18	357.18
Fourth Quarter	407.68	356.56	382.43
2023
First Quarter	416.78	379.38	409.39
Second Quarter	443.28	404.36	443.28
Third Quarter	457.79	425.88	427.48
Fourth Quarter	476.69	410.68	475.31
2024
First Quarter (through February 6, 2024)	494.35	467.28	493.98

This document relates only to the securities offered hereby and does not relate to the SPY Shares. We have derived all disclosures contained in this document regarding SSGA from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to SSGA. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding SSGA is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the SPY Shares (and therefore the price of the SPY Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning SSGA could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the SPY Shares.

We and/or our affiliates may presently or from time to time engage in business with SSGA. In the course of such business, we and/or our affiliates may acquire non-public information with respect to SSGA, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the SPY Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of SSGA as in your judgment is appropriate to make an informed decision with respect to an investment linked to the SPY Shares.

“Standard & Poor’s®”, “S&P®”, “S&P 500®” and “SPDR®” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or SSGA. S&P®, S&P® Global Inc. and SSGA make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and SSGA have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

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S&P 500® Index. The S&P 500® Index, which is calculated, maintained and published by S&P® Dow Jones Indices LLC (“S&P®”), is intended to provide a benchmark for performance measurement of the large capitalization segment of the U.S. equity markets by tracking the stock price movement of 500 companies with large market capitalizations. Component stocks of the S&P 500® Index are required to have a total company level market capitalization of USD $14.5 billion or more, which reflects approximately the 85th percentile of the S&P® Total Market Index. The S&P 500® Index measures the relative performance of the common stocks of 500 companies as of a particular time as compared to the performance of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P® U.S. Indices—S&P 500® Index” in the accompanying index supplement.

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Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Interest period:

The monthly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Record date:

The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

Share underlying index:	With respect to the QQQ Shares, the Nasdaq-100 Index® With respect to the SPY Shares, the S&P 500® Index
Share underlying index publisher:	With respect to each of the QQQ Shares, Nasdaq, Inc. or any successor thereof. With respect to each of the SPY Shares, S&P® Dow Jones Indices LLC, or any successor thereof.
Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Day count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of coupon payment dates (including the maturity date) and early redemption dates:

If any observation date or redemption determination date is postponed due to a non-trading day or certain market disruption events so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment or early redemption payment made on that postponed date.

Denominations:	$1,000 per security and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable redemption determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early

February 2024 Page 26

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Contingent Income Auto-Callable Securities due May 23, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent monthly coupon, if any, with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due, if any, with respect to the contingent monthly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●dealers and certain traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes

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Contingent Income Auto-Callable Securities due May 23, 2025, with 6-Month Initial Non-Call Period

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Principal at Risk Securities

as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated in the same manner as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward

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or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

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Principal at Risk Securities

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due May 23, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 5 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying shares, in futures and/or options contracts on the underlying shares or any component stocks of the share underlying indices or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of either of the underlying shares, and, as a result, increase (i) the value at or above which such underlying shares must close on any redemption determination date so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying shares), (ii) the coupon barrier level for such underlying shares, which is the value at or above which such underlying shares must close on each observation date in order for you to earn a contingent monthly coupon (depending also on the performance of the other underlying shares), and (iii) the downside threshold level for such underlying shares, which is the level at or above which such underlying shares must close on each trading day, during the term of the securities so that you are not exposed to the negative performance of the worst performing underlying shares at maturity (depending also on the performance of the other underlying shares). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any of the underlying shares throughout the term of the securities, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent monthly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlying shares).

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $ for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the contingent monthly coupon rate, such that for each security the estimated value on the pricing date will be no lower than the minimum level

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities due May 23, 2025, with 6-Month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the Invesco QQQ TrustSM, Series 1 and the SPDR® S&P 500® ETF Trust

Principal at Risk Securities

described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL or any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated November 16, 2023

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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